                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK  10006
                              (212) 250-2201

            (Name, address and telephone number of agent for service)
             ------------------------------------------------------

                       ADVANTA BUSINESS CARD MASTER TRUST
             (Exact name of Registrant as specified in its charter)

                   NEVADA                                  23-2852207
(State or other jurisdiction or organization)  (IRS Employer Identification no.)

                           639 ISBELL ROAD, SUITE 390
                               RENO, NEVADA 89509
                (Address, including zip code and telephone number
                  of Registrant's principal executive offices)



                             ASSET BACKED SECURITIES
                       (TITLE OF THE INDENTURE SECURITIES)

Item   1.         General Information.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                          ADDRESS
                  ----                                          -------

                  Federal Reserve Bank (2nd District)           New York, NY
                  Federal Deposit Insurance Corporation         Washington, D.C.
                  New York State Banking Department             Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers. Yes.

ITEM   2.         AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM 3.-15.       NOT APPLICABLE

ITEM  16.         LIST OF EXHIBITS.

                  EXHIBIT 1 -      Restated Organization Certificate of Bankers
                                   Trust Company dated August 6, 1998,
                                   Certificate of Amendment of the Organization
                                   Certificate of Bankers Trust Company dated
                                   September 25, 1998, and Certificate of
                                   Amendment of the Organization Certificate of Bankers Trust Company dated December 16,
                                   1998, copies attached.

                  EXHIBIT 2 -      Certificate of Authority to commence business
                                   - Incorporated herein by reference to Exhibit
                                   2 filed with Form T-1 Statement, Registration
                                   No. 33-21047.


                  EXHIBIT 3 -      Authorization of the Trustee to exercise
                                   corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                                   Statement, Registration No. 33-21047.

                  EXHIBIT 4 -      Existing By-Laws of Bankers Trust Company, as
                                   amended on May 18, 2001. Copy attached.

                  EXHIBIT 5 -      Not applicable.

                  EXHIBIT 6 -      Consent of Bankers Trust Company required by
                                   Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.
                                   22-18864.

                  EXHIBIT 7 -      The latest report of condition of Bankers
                                   Trust Company dated as of September 30, 2001.
                                   Copy attached.

                  EXHIBIT 8 -      Not Applicable.

                  EXHIBIT 9 -      Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 24th day of January, 2002.

                                             BANKERS TRUST COMPANY

                                             By:  /s/ Peter T. Becker
                                                  ______________________________
                                                      Peter T Becker
                                                      Assistant Vice President

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 24th day of January, 2002.

                                        BANKERS TRUST COMPANY

                                                 /s/ Peter T Becker
                                                 ------------------------
                                        By:      Peter T Becker

                                                 Assistant Vice President

                               State of New York,

                               Banking Department

         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

         WITNESS, my hand and official seal of the Banking Department at the City of New York,

                  this 25TH day of SEPTEMBER in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.

                                                           Manuel Kursky

                                                  Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                   CERTIFICATE
                                       OF
                              BANKERS TRUST COMPANY

                          ----------------------------

                               Under Section 8007
                               Of the Banking Law

                          ----------------------------



                              Bankers Trust Company
                               130 Liberty Street
                              New York, N.Y. 10006



         Counterpart Filed in the Office of the Superintendent of Banks,
                       State of New York, August 31, 1998

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                  BANKERS TRUST
                      Under Section 8007 of the Banking Law

                          -----------------------------


         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

         3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                          "Certificate of Organization
                                       of
                              Bankers Trust Company

         Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

         I. The name by which the said corporation shall be known is Bankers Trust Company.

         II. The place where its business is to be transacted is the City of New York, in the State of New York.

         III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

         (a)      Common Stock

         1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

         2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

           3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

         (b)      Series Preferred Stock

          1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

         (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

         All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to
(vii) inclusive above.

           2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

         All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

           3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

           4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

         6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

         (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

         1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

         2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

         3. Dividends:

         (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

         (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

         (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

(ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

         (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

         So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

         The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

         6. Redemption: Subject to the provisions of section (b) of this Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

         At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

         In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

         IV. The name, residence and post office address of each member of the corporation are as follows:

         Name                            RESIDENCE                              POST OFFICE ADDRESS
         ----                            ---------                              -------------------
James A. Blair                           9 West 50th Street,                    33 Wall Street,
                                           Manhattan, New York City               Manhattan, New York City

James G. Cannon                          72 East 54th Street,                   14 Nassau Street,
                                           Manhattan New York City                Manhattan, New York City

E. C. Converse                           3 East 78th Street,                    139 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Henry P. Davison                         Englewood,                             2 Wall Street,
                                           New Jersey                             Manhattan, New York City

Granville W. Garth                       160 West 57th Street,                  33 Wall Street
                                           Manhattan, New York City               Manhattan, New York City

A. Barton Hepburn                        205 West 57th Street                   83 Cedar Street
                                           Manhattan, New York City               Manhattan, New York City

William Logan                            Montclair,                             13 Nassau Street
                                           New Jersey                             Manhattan, New York City

George W. Perkins                        Riverdale,                             23 Wall Street,
                                           New York                               Manhattan, New York City

William H. Porter                        56 East 67th Street                    270 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

John F. Thompson                         Newark,                                143 Liberty Street,
                                           New Jersey                             Manhattan, New York City

Albert H. Wiggin                         42 West 49th Street,                   214 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Samuel Woolverton                        Mount Vernon,                          34 Wall Street,
                                           New York                               Manhattan, New York City
Edward F.C. Young                        85 Glenwood Avenue,                    1 Exchange Place,
                                           Jersey City, New Jersey                Jersey City, New Jersey

         V. The existence of the corporation shall be perpetual.

         VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

         VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

         4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

                                            James T. Byrne, Jr.
                                   --------------------------------------
                                            James T. Byrne, Jr.
                                   Managing Director and Secretary

                                            Lea Lahtinen
                                   --------------------------------------
                                            Lea Lahtinen
                                   Vice President and Assistant Secretary

                                            Lea Lahtinen
                                   --------------------------------------
                                            Lea Lahtinen

State of New York          )
                           )  ss:
County of New York         )



         Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                 Lea Lahtinen
                                   --------------------------------------
                                                 Lea Lahtinen

Sworn to before me this
6th day of August, 1998.

            Sandra L. West
--------------------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998

                               State of New York,

                               Banking Department

         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8007 OF THE BANKING LAW," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.

         WITNESS, my hand and official seal of the Banking Department at the City of New York,

                  this 31ST day of AUGUST in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.



                                                           Manuel Kursky
                                                  ------------------------------
                                                  DEPUTY Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998

                                                    James T. Byrne, Jr.
                                        --------------------------------------
                                                    James T. Byrne, Jr.
                                            Managing Director and Secretary

                                                   Lea Lahtinen
                                        --------------------------------------
                                                   Lea Lahtinen
                                        Vice President and Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                                    Lea Lahtinen
                                                                    Lea Lahtinen

Sworn to before me this 25th day
of September, 1998



            Sandra L. West
   -------------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

                               State of New York,

                               Banking Department

         I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

         WITNESS, my hand and official seal of the Banking Department at the City of New York,

                  this 18TH day of DECEMBER in the Year of our Lord one thousand nine hundred and NINETY-EIGHT.



                                P. Vincent Conlon
                         ------------------------------
                         Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998

                                                   James T. Byrne, Jr.
                                          --------------------------------------
                                                   James T. Byrne, Jr.
                                             Managing Director and Secretary



                                                       Lea Lahtinen
                                          --------------------------------------
                                                       Lea Lahtinen
                                          Vice President and Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                       Lea Lahtinen
                                        --------------------------------------
                                                       Lea Lahtinen

Sworn to before me this 16th day
of December, 1998



            Sandra L. West
--------------------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

Legal Title of Bank: Bankers Trust Company                        Call Date: 08/14/01    State#:36-4840
                                                                                                           FFIEC 031
Address:             130 Liberty Street     Vendor ID: D                 Cert#: 00623                      Page RC-1
City, State  ZIP:    New York, NY  10006    Transit#:  21001003

                                                                                                              11

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                              Dollar Amounts in Thousands     RCFD
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                        / / / / / / / / / / /  / /
 1.  Cash and balances due from depository institutions (from Schedule
      RC-A):                                                                                  / / / / / / / / / / /  / /
      a. Noninterest-bearing balances and currency and coin (1)                               0081                  1,325,000   1.a.
      b. Interest-bearing balances (2)                                                        0071                    397,000   1.b.
 2.  Securities:                                                                              / / / / / / / / / / /  / /
      a. Held-to-maturity securities (from Schedule RC-B, column A)                           1754                          0   2.a.
      b. Available-for-sale securities (from Schedule RC-B, column D)                         1773                    133,000   2.b.
 3. Federal funds sold and securities purchased under agreements to resell                    1350                  8,606,000   3.
 4. Loans and lease financing receivables (from Schedule RC-C):                               / / / / / / / / / / /  / /
      a. Loans and leases held for sale                                                       5369                          0   4.a.
      b. Loans and leases, net unearned income                              B528  14,588,000  / / / / / / / / / / /  / /        4.b.
      c. LESS:   Allowance for loan and lease losses                        3123  372,000     / / / / / / / / / / /  / /        4.c.
      d. Loans and leases, net of unearned income and                                         / / / / / / / / / / /  / /
          allowance (item 4.b minus 4.c)                                                      B529                 14,216,000   4.d.
 5. Trading Assets (from schedule RC-D)                                                       3545                 14,367,000   5.
 6. Premises and fixed assets (including capitalized leases)                                  2145                    628,000   6.
 7. Other real estate owned (from Schedule RC-M)                                              2150                    108,000   7.
 8. Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)                                                                     2130                  2,766,000   8.
 9. Customers' liability to this bank on acceptances outstanding                              2155                    127,000   9.
10. Intangible assets                                                                         / / / / / /  / / /
      a. Goodwill                                                                             3163                     54,000  10.a
      b. Other intangible assets (from Schedule RC-M)                                         0426                      9,000  10.b
11. Other assets (from Schedule RC-F)                                                         2160                  2,313,000  11.
12. Total assets (sum of items 1 through 11)                                                  2170                 45,049,000  12.
                                                                                              --------------------------------------


--------------------------

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank: Bankers Trust Company                                       Call Date: 05/15/01   State#: 364840     FFIEC  031
Address:             130 Liberty Street     Vendor ID: D          Cert#: 00623           Page  RC-2
City, State Zip:     New York, NY  10006    Transit#:  21001003

                                                                                                 12

SCHEDULE RC--CONTINUED
                                               DOLLAR AMOUNTS IN THOUSANDS

------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                              / / / / / /  / / / /  / / /
      a. In domestic offices (sum of totals of columns A and C
          from Schedule RC-E, part I)                                                      RCON 2200            13,788,000  13.a.
         (1) Noninterest-bearing(1)                                  RCON 6631  3,429,000  / / / / / /  / / /    / / /      13.a.(1)
         (2) Interest-bearing                                        RCON 6636 10,359,000  / / / / / /  / / /    / / /      13.a.(2)
      b. In foreign offices, Edge and Agreement subsidiaries,                              / / / / / /  / / /    / / /
          and IBFs (from Schedule RC-E part II)                                            RCFN 2200            11,525,000  13.b.
         (1) Noninterest-bearing                                     RCFN 6631  1,115,000  / / / / / /  / / /    / / /      13.b.(1)
         (2) Interest-bearing                                        RCFN 6636 10,410,000  / / / / / /  / / /    / / /      13.b.(2)
14. Federal funds purchased and securities sold under agreements to
     repurchase                                                                            RCFD 2800             5,886,000  14.
15. Trading liabilities (from Schedule RC-D)                                               RCFD 3548             2,576,000  15.
16. Other borrowed money (includes mortgage indebtedness and                               / / / / / /  / / /    / / /
     obligations under capitalized leases): (from Schedule RC-M):                          RCFD 3190             1,480,000  16.A548
17.  Not Applicable.                                                                       / / / / / /  / / /    / / /      17.
18. Bank's liability on acceptances executed and outstanding                               RCFD 2920               127,000  18.
19. Subordinated notes and debentures (2)                                                  RCFD 3200               263,000  19.
20. Other liabilities (from Schedule RC-G)                                                 RCFD 2930             2,037,000  20.
21. Total liabilities (sum of items 13 through 20)                                         RCFD 2948            37,682,000  21.
22. Minority interest in consolidated subsidiaries                                         RCFD 3000               639,000  22.
                                                                                           / / / / / /  / / /    / / /
EQUITY CAPITAL                                                                             / / / / / /  / / /    / / /
23. Perpetual preferred stock and related surplus                                          RCFD 3838             1,500,000  23.
24. Common stock                                                                           RCFD 3230             2,127,000  24.
25. Surplus (exclude all surplus related to preferred stock)                               RCFD 3839               585,000  25.
26.   a. Retained earnings                                                                 RCFD 3632             2,633,000  26.a.
      b. Accumulated other comprehensive Income (3)                                        RCFD B530              (117,000) 26.b.
27. Other equity capital components (4)                                                    RCFD A130                     0  27.
28. Total equity capital (sum of items 23 through 27)                                      RCFD 3210             6,728,000  28.
29. Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)                                   .                     RCFD 3300            45,049,000  29.

                                                                                           -----------------------------------------

Memorandum

To be reported only with the March Report of Condition.

   1. Indicate in the box at the right the number of the statement below that                           Number
      best describes the most comprehensive level of auditing work performed for           --------------------------
      the bank by independent external auditors as of any date during 2000 ..............  RCFD  6724     N/A     M.1
                                                                                           --------------------------



1    =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =   Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4    =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5    =   Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

6    =   Review of the bank's financial statements by external auditors

7    =   Compilation of the bank's financial statements by external auditors

8    =   Other audit procedures (excluding tax preparation work)

9    =   No external audit work


----------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4)  Includes treasury stock and unearned Employee Stock Plan shares.